                                                                 EXHIBIT 4(4)(b)

                                                                [EXECUTION COPY]



================================================================================

                                 TAMBRANDS INC.

                                      AND

                               TAMPAX CORPORATION

                                      AND

                              TAMBRANDS MFG. INC.

                                      AND

                             TAMBRANDS SALES CORP.

                                       TO

                                 CITIBANK, N.A.
                                    as Trustee

                              ____________________

                          First Supplemental Indenture

                         Dated as of December 31, 1996

                                       to

                                   Indenture

                          Dated as of December 1, 1993

                            _______________________

        FIRST SUPPLEMENTAL INDENTURE dated as of December 31, 1996 (the "First Supplemental Indenture") among TAMBRANDS INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), having its principal office at 777 Westchester Avenue, White Plains, New York 10604, TAMPAX CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware ("Tampax"), having its principal office at 777 Westchester Avenue, White Plains, New York 10604, TAMBRANDS MFG. INC., a corporation duly organized and existing under the laws of the State of Delaware ("Manufacturing"), having its principal office at 2879 Hotel Road, Auburn, Maine 04211, TAMBRANDS SALES CORP., a corporation duly organized and existing under the laws of the State of Delaware ("Sales"), having its principal office at Bridge and Springfield Streets, Palmer, Massachusetts 01069, and CITIBANK, N.A., a national banking association duly organized and existing under the laws of the United States, as Trustee (the "Trustee").


                                R E C I T A L S

          The Company has heretofore executed and delivered to the Trustee a certain Indenture dated as of December 1, 1993 (herein called the "Indenture"). All terms used in this First Supplemental Indenture which are defined in the Indenture shall have the same meanings assigned to them in the Indenture.

          Immediately prior to the execution and delivery of this First Supplemental Indenture, each of Tampax, Manufacturing and Sales was a wholly-owned subsidiary of the Company. Following the the execution and delivery of this First Supplemental Indenture, the Company will transfer certain assets owned by it to each of Tampax, Manufacturing and Sales. Thereafter, the Company will contribute all the outstanding capital stock of each of Manufacturing and Sales to Tampax, so that Manufacturing and Sales will become direct wholly-owned subsidiaries of Tampax and indirect wholly-owned subsidiaries of the Company.

          Section 801 of the Indenture provides that the Company shall not convey, transfer or lease its properties and assets substantially as an entirety to any Person unless (1) such Person shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of the Indenture on the part of the Company to be performed or observed, (2) immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing and (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with Article Eight of the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

          Section 901(5) of the Indenture provides that, without the consent of the Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental thereto, in form satisfactory to the Trustee, to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding.

          Section 901(9) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental thereto, in form satisfactory to the Trustee, to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

          The Company has delivered to the Trustee (i) an Officers' Certificate and an Opinion of Counsel pursuant to Section 801 of the Indenture, each stating that the transfer of certain assets of the Company to each of Tampax, Manufacturing and Sales being made on or about the date hereof and this First Supplemental Indenture comply with Article Eight of the Indenture and that all conditions precedent therein provided for relating to such transfers have been complied with and (ii) an Opinion of Counsel pursuant to Section 903 of the Indenture stating that the execution of this First Supplemental Indenture is authorized or permitted by the Indenture. Each of the Company, Tampax, Manufacturing and Sales has furnished the Trustee with a copy of a Board Resolution of such corporation authorizing the execution and delivery by such corporation of this First Supplemental Indenture.

          All things necessary to authorize the guarantee by each of Tampax, Manufacturing and Sales of the Company's obligations under the Indenture, and to make this First Supplemental Indenture when executed by the parties hereto a valid and binding agreement of such parties and supplement to the Indenture have been done and performed.

          NOW, THEREFORE, for and in consideration of the premises and the covenants contained in this First Supplemental Indenture, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Securities, as follows:

          SECTION 1. Each of Tampax, Manufacturing and Sales hereby expressly agrees to be unconditionally bound by the terms and provisions of the Guarantee set forth below:

               For value received, each of TAMPAX CORPORATION ("Tampax"), TAMBRANDS MFG. INC. ("Manufacturing") and TAMBRANDS SALES CORP. ("Sales") (each, a "Guarantor" and, collectively, the "Guarantors"), hereby, jointly and severally, unconditionally guarantees to the Holders of

          Securities Outstanding at the time of the execution and delivery of the First Supplemental Indenture dated as of December 31, 1996 among the Company, Tampax, Manufacturing, Sales and the Trustee (i) the due and punctual payment of the principal of, premium, if any, and interest on such Securities, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein, and (ii) the performance or observance of every covenant of the Company under the Indenture. In case of the failure of the Company punctually to make any such payment of principal, premium, if any, or interest, the Guarantors, jointly and severally, hereby agree to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

               Each Guarantor hereby agrees that its obligations hereunder shall be as if it were the principal debtor and not merely surety, shall be joint and several with each of the other Guarantors, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Securities or such Indenture, any failure to enforce the provisions of such Securities or such Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the holder of such Securities hereof or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantors, increase the principal amount of such Securities, change the redemption terms of such Securities or alter the Stated Maturity thereof. The Guarantors hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenant that this Guarantee will not be discharged except by strict and complete performance of the obligations contained in such Securities and this Guarantee.

               The Guarantors shall be subrogated to all rights of the Holders of such Securities and the Trustee against the Company in respect of any amounts paid to such Holder by the Guarantors pursuant to the provisions of this Guarantee; provided, however, that the Guarantors shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, premium if any, and interest on all Securities issued under such Indenture and Outstanding on the date hereof shall have been paid in full.

               The guarantee set forth above shall be enforceable by the Holders of the Securities to which it applies whether or not such guarantee is endorsed upon or attached to such Securities.

          SECTION 2. The Company, by its execution of this First Supplemental Indenture, expressly affirms that, notwithstanding the guarantee by Tampax, Manufacturing and Sales to the Holders specified in Section 1 of the obligations of the Company under the Securities specified in Section 1 and the Indenture, the Company shall not be relieved of such obligations.

          SECTION 3.  (a)  The following are hereby added to Section 101 of the
Indenture:

               ""Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

               "Permitted Interest Rate or Currency Protection Agreement" means any agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Indebtedness, accounts payable or accounts receivable and which shall have a notional amount no greater than the principal amount of such Indebtedness or the amount of such accounts, as the case may be including, without limitation, any such interest rate swap, cap collar, currency forward or currency future agreement.

               "Purchase Money Indebtedness" of any Person means Indebtedness of such Person incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of equipment or property, but only if such equipment or property is or should be included in "addition to property, plant or equipment" in accordance with GAAP and only if such equipment or property is not being purchased as part of an acquisition of any business.

               "Transferee Subsidiaries" means Tampax Corporation, Tambrands Mfg. Inc. and Tambrands Sales Corp., each a Delaware corporation."

          (b) The definition of "Restricted Subsidiary" in Section 101 of the Indenture is hereby amended by adding the following at the end thereof immediately before the period:

          "and shall include each of the Transferee Subsidiaries"

          SECTION 4. Subsections (5) and (6) of Section 501 of the Indenture are hereby deleted in their entirety and replaced with the following:

               "(5) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Transferee Subsidiary (including a default with respect to Securities of any series other than that series) having an aggregate principal amount outstanding of at least $50,000,000, or under any mortgage, indenture or instrument (including this Indenture) under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Transferee Subsidiary having an aggregate principal amount outstanding of at least $50,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, return receipt requested, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled, as the case may be, and stating that such notice is a "Notice of Default" hereunder; provided, however, that, subject to the provisions of Sections 601 and 602, the Trustee shall not be deemed to have knowledge of such default unless either (A) a Responsible Officer of the Trustee shall have actual knowledge of such default or (B) the Trustee shall have received written notice thereof from the Company, from any Holder, from the holder of any such indebtedness or from the trustee under any such mortgage, indenture or other instrument; and provided, further, however, that if any such default or acceleration referred to in this clause (5) shall cease or be cured, waived, rescinded or annulled, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon cured; or

               (6)  the entry by a court having jurisdiction in the premises of
          (A) a decree or order for relief in respect of the Company or any Transferee Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Transferee Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Transferee Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Transferee Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or"

          SECTION 5. Section 801 of the Indenture is hereby deleted in its entirety and replaced by the following:

          "The Company and each Transferee Subsidiary shall not consolidate with or merge into any other Person or convey, transfer or lease the properties and assets of the Company and the Transferee Subsidiaries (determined on a combined basis for the Company and the Transferee Subsidiaries) substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or any Transferee Subsidiary or convey, transfer or lease its properties and assets substantially as an entirety to the Company or any Transferee Subsidiary, unless:

               (1) in case the Company or any Transferee Subsidiary shall consolidate with or merge into another Person or convey, transfer or lease the properties and assets of the Company and the Transferee Subsidiaries (determined on a combined basis for the Company and the Transferee Subsidiaries) substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company or such Transferee Subsidiary is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company and the Transferee Subsidiaries (determined on a combined basis for the Company and the Transferee Subsidiaries) substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed; provided, however, that, with respect only to Securities originally issued after execution and delivery of the First Supplemental Indenture this subsection (1) shall not apply to any conveyance, transfer or lease of properties and assets of the Company to any Transferee Subsidiary;

               (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

               (3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company or any Transferee Subsidiary would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby; and

               (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with."

          SECTION 6. A new Section 1011 is hereby added to the Indenture as follows:

          "SECTION 1011.  Limitation on Indebtedness of Transferee Subsidiaries.

                    The Company shall not permit any Transferee Subsidiary to, and each Transferee Subsidiary agrees it shall not, incur or suffer to exist any Indebtedness except for:

                    (i) The guarantees provided in Section 1 of the First Supplemental Indenture;

                    (ii) Indebtedness to the Company or any Subsidiary of the Company;

                    (iii) Indebtedness incurred to renew, extend, refinance or refund (each, a "refinancing") Indebtedness otherwise permitted under the provisions of this Section in an aggregate principal amount not to exceed the principal amount of the Indebtedness so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness so refinanced, plus the expenses of the Company and such Transferee Subsidiary incurred in connection with such refinancing; provided, however, that Indebtedness the proceeds of which are used to refinance Indebtedness which is subordinate in right of payment to the Securities shall only be permitted if such Indebtedness is subordinated to the Securities to substantially the same extent as the Indebtedness being refinanced;

                    (iv) Indebtedness consisting of Permitted Interest Rate and Currency Protection Agreements;

                    (v) Indebtedness constituting Purchase Money Indebtedness or Capital Lease Obligations;

                    (vi) Indebtedness in respect of performance, surety or appeal bonds provided in the ordinary course of business;

                    (vii) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees, letters of credit, surety bonds or performance bonds securing any obligation of such Transferee Subsidiary under such agreements, in any case incurred in connection with the disposition of any business or asset of such Transferee Subsidiary; and

                    (viii) Indebtedness not otherwise permitted to be incurred pursuant to the provisions of this Section, and any refinancing of Indebtedness incurred pursuant to this clause
               (viii) (but only if such refinancing meets the requirements specified in the proviso to clause (iii) above); provided, however, that the principal amount of Indebtedness incurred pursuant to this clause (viii) and outstanding at any time shall not exceed $10,000,000.

          SECTION 7. All covenants and agreements in this First Supplemental Indenture by each of Tampax, Manufacturing and Sales shall bind their respective successors and assigns, whether so expressed or not.

          SECTION 8. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided for or permitted by the Indenture to be made upon, given or furnished to, or filed with the Company which is delivered to the Company in accordance with Section 105 of the Indenture shall be deemed thereby to have been delivered also to each of Tampax, Manufacturing and Sales.

          SECTION 9. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 10. Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture.

          SECTION 11. This First Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture shall continue in full force and effect.

          SECTION 12. This First Supplemental Indenture may be executed in any number of counterparts, each of which as so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 13. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                              TAMBRANDS INC.

                              By/s/Susan J. Riley
                                ------------------------------
                               Susan J. Riley
                               Senior Vice President -
                               Chief Financial Officer

Attest:


/s/Jonathan W. Emery
-----------------------------
Jonathan W. Emery

                              TAMPAX CORPORATION


                              By/s/Martha Lindsay
                                ----------------------------
                               Martha Lindsay
                               Vice President and Treasurer

Attest:


/s/Jonathan W. Emery
-----------------------------
Jonathan W. Emery

                              TAMBRANDS MFG. INC.


                               By/s/Martha Lindsay
                               ----------------------------
                               Martha Lindsay
                               Treasurer

Attest:


/s/Jonathan W. Emery
-----------------------------
Jonathan W. Emery


                              TAMBRANDS SALES CORP.


                              By/s/Martha Lindsay
                                -----------------------------
                               Martha Lindsay
                               Treasurer



Attest:


Jonathan W. Emery
------------------------------
Jonathan W. Emery



                              CITIBANK, N.A., as Trustee


                              By/s/Robert T. Kirchner
                                -----------------------------
                               Name: Robert T. Kirchner
                               Title:Vice President

Attest:


/s/John Byrnes
---------------------------------
John Byrnes

STATE OF NEW YORK             )
                              )  ss.:
COUNTY OF WESTCHESTER         )

          On the 26th day of December, 1996 before me personally came Susan J. Riley, to me known, who, being by me duly sworn, did depose and say that she is the Senior Vice President - Chief Financial Officer of Tambrands Inc., one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.



                              /s/Cynthia M. Luneau
                              ------------------------------



                                         CYNTHIA M. LUNEAU
                                    Notary Public - State of New York
                                         No. 01LU4957757
                                     Qualified in Dutchess County
                                    Commission Expires Oct. 23, 1997

STATE OF NEW YORK        )
                         )  ss.:
COUNTY OF WESTCHESTER    )

          On the 26th day of December, 1996 before me personally came Martha Lindsay, to me known, who, being by me duly sworn, did depose and say that she is the Vice President and Treasurer of Tampax Corporation, one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.



                         /s/Cynthia M. Luneau
                         ------------------------------



                                    CYNTHIA M. LUNEAU
                              Notary Public - State of New York
                                    No. 01LU4957757
                               Qualified in Dutchess County
                              Commission Expires Oct. 23, 1997

STATE OF NEW YORK        )
                         )  ss.:
COUNTY OF WESTCHESTER    )

          On the 26th day of December, 1996 before me personally came Martha Lindsay, to me known, who, being by me duly sworn, did depose and say that she is the Treasurer of Tambrands Mfg. Inc., one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.



                          /s/Cynthia M. Luneau
                          -----------------------------


                                    CYNTHIA M. LUNEAU
                              Notary Public - State of New York
                                    No. 01LU4957757
                                Qualified in Dutchess County
                              Commission Expires Oct. 23, 1997

STATE OF NEW YORK        )
                         )  ss.:
COUNTY OF WESTCHESTER    )

          On the 26th day of December, 1996 before me personally came Martha Lindsay, to me known, who, being by me duly sworn, did depose and say that she is the Treasurer of Tambrands Sales Corp., one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.


                          /s/Cynthia M. Luneau
                          -----------------------------


                                    CYNTHIA M. LUNEAU
                              Notary Public - State of New York
                                    No. 01LU4957757
                                Qualified in Dutchess County
                              Commission Expires Oct. 23, 1997

STATE OF NEW YORK        )
                         )  ss.:
COUNTY OF NEW YORK       )

          On the 30th day of December, 1996 before me personally came Robert Kirchner, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of Citibank, N.A., the association described in and which executed the foregoing instrument; that he/she knows the seal of said association; that the seal affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said association, and that he/she signed his/her name thereto by like authority.



                          /s/Doris Ware
                          --------------------------------



                                  DORIS WARE
                         Notary Public, State of New York
                              No. 01WA5017421
                           Qualified in Queens County
                         Commission Expires September 7, 1997